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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-3 of our reports dated February 12, 1997 on our audits of the financial statements and the financial statement schedule of First Industrial, L.P. (the "Operating Partnership") and the combined financial statements of the Contributing Businesses and of the combined financial statements of the Other Real Estate Partnerships and the incorporation by reference in this registration statement on Form S-3 of our report dated February 12, 1997, on our audits of the consolidated financial statements and the financial statement schedule of First Industrial Realty Trust, Inc. (the "Company") and the combined financial statements of the Contributing Businesses which is included in the 1996 Annual Report on Form 10-K, and our report dated February 11, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Acquisition Properties which is included in the Company's Current Report on Form 8-K filed February 12, 1997, and our report dated March 26, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Lazarus Burman Properties which is included in the Company's Current Report on Form 8-K filed February 12, 1997 as amended by Form 8-K/A No. 1 filed April 10, 1997, and our report dated July 30, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Punia Acquisition Properties which is included in each of the Company's and the Operating Partnership's Current Report on Form 8-K filed July 15, 1997 as amended by Form 8-K/A No. 1 each filed September 4, 1997 and our report dated October 13, 1997 on our audit of the combined historical statement of revenues and certain expenses of the 1997 Acquisition I Properties which is included in each of the Company's and the Operating Partnership's Current Report on Form 8-K filed July 15, 1997 as amended by Form 8-K/A No. 2 each filed October 16, 1997 and our reports dated October 16, 1997, October 20, 1997 and October 27, 1997, on our audit of each of the combined historical statement of revenues and certain expenses of the Sealy Acquisition Properties, the 1997 Acquisition III Properties, and the Pacifica Acquisition Properties, respectively, which are included in each of the Company's and the Operating Partnership's Current Report on Form 8-K filed November 14, 1997. We also consent to the reference to our firm under the caption "Experts".

                                          COOPERS & LYBRAND L.L.P.

Chicago, Illinois
December 31, 1997